Exhibit 10.25

SECURED NOTE

$2,000,000,000	March 24, 2010

FOR VALUE RECEIVED, AMBAC ASSURANCE CORPORATION, a Wisconsin domiciled financial guaranty insurance corporation (including successors and assigns, “Maker”), hereby promises to pay to the SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION, a segregated account of Ambac Assurance Corporation established as of March 24, 2010 (including successors and assigns, “Payee”), by no later than March 24, 2050, the principal amount of Two Billion Dollars ($2,000,000,000) (which amount shall be reduced to $0 at such time that the liabilities and obligations of Payee under the Covered Policies have been paid, or otherwise satisfied, in full), and to pay interest on the outstanding principal of this Secured Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”), as provided herein.

Recitals

A. Maker has established Payee pursuant to Section 611.24(2) of the Wisconsin Statutes with the approval of the Wisconsin Office of the Commissioner of Insurance (“OCI”) and in accordance with the Plan of Operation for the Segregated Account of Ambac Assurance Corporation adopted by the Board of Directors of Maker, as amended from time to time (the “Plan of Operation”).

B. In conjunction with the establishment of Payee, Maker allocated to Payee certain insurance policy liabilities (the “Covered Policies”) and other liabilities, as more fully described in the Plan of Operation. Maker has issued this Note to support such liabilities.

C. In order to continue to support the liabilities associated with the Covered Policies upon payment in full of all principal under this Note, Maker, as reinsurer, has agreed to reinsure the liability of Payee, as ceding company, under the Covered Policies pursuant to the terms of an Aggregate Excess of Loss Reinsurance Agreement dated as of the date hereof between Maker and Payee (as amended, restated, supplemented or otherwise modified from time to time, the “Reinsurance Agreement”).

D. Immediately following the establishment of Payee and the execution of this Note and the Reinsurance Agreement, Payee will be the subject of an order for rehabilitation under Chapter 645 of the Wisconsin Statutes (the “Proceeding”), whereupon the rehabilitator of Payee under the Proceeding (the “Rehabilitator”) will assume control of the management of Payee and conduct the business of Payee in accordance with a Plan of Rehabilitation to be approved by the rehabilitation court pursuant to Section 645.33(5) of the Wisconsin Statutes (the “Plan of Rehabilitation”). At all times while Payee is subject to the Proceeding, the term “Payee” as used herein shall be deemed to include, and Payee shall act exclusively through, the Rehabilitator, or his or her designee.

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1. PAYMENTS

1(a) Principal.

Subject to the first paragraph of this Note and to clause 1(c) below, the outstanding principal under this Note shall be payable in full on March 24, 2050 (the “Maturity Date”), subject to mandatory prepayment from time to time on demand of Payee in an amount equal to, at the time of such demand, (A) the cash portion of claim liabilities due and payable by the Payee under Covered Policies, amounts due and payable by the Payee arising from other liabilities allocated to the Payee, cash amounts due and payable under loss settlements, cash amounts due and payable by the Payee for the commutation or purchase of Covered Policies or the obligations insured thereby or other liabilities, and any cash interest payment and cash principal repayment under any surplus or contribution notes issued by the Payee in connection with any of the foregoing, provided that in each case, such amounts due and payable are in accordance with the Plan of Rehabilitation and not otherwise disapproved by the Rehabilitator plus (B) amounts due and payable by the Payee in respect of Administrative Expenses (as defined below) plus (C) any other amounts directed or ordered to be paid by the Rehabilitator in conjunction with the Proceeding minus (D) the amount, as calculated by Payee, of Payee’s liquid assets available to pay such claims or other obligations at such time. Principal amounts repaid under this Note may not be reborrowed.

As used in the above paragraph, the term “Administrative Expenses” shall include all administrative and operating expenses of the Payee, including but not limited to, fees, costs and expenses associated with the following:

(i) management services, including all fees and payments pursuant to the Management Services Agreement between Maker and Payee of even date herewith.

(ii) financial advisor, consulting and legal services, including services for OCI or the Rehabilitator regarding matters that relate to Ambac Financial Group, Inc. (“AFGI”) or Payee regardless of whether such matters arose prior to or arise subsequent to the establishment of Payee;

(iii) indemnification under commercially reasonable indemnification agreements of the Payee with providers of financial, consulting, or legal services; and

(iv) amounts due, including amounts due under indemnification provisions, under agreements executed prior to the establishment of the Payee, by AFGI or Payee for financial, consulting or legal services provided to OCI.

1(b) Interest.

The outstanding principal under this Note shall bear interest at the rate of 4.5% per annum, computed on the basis of actual days elapsed in a 365- or 366-day year, as the case may be. Such accrued interest shall be added to the principal balance of this Note on January 1, April 1, July 1 and October 1 of each calendar year with respect to interest accrued and unpaid

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through the calendar quarter ending on the immediately preceding day, and, in each case, such interest added to the principal balance of this Note shall bear interest in accordance with the first sentence of this Section 1(b). All amounts of accrued interest added to the principal balance of this Note in accordance with the immediately preceding sentence shall be deemed to no longer constitute accrued and unpaid interest under this Note and shall be deemed to instead constitute principal of this Note. Any accrued and unpaid interest as of the date that payment in full of the principal of this Note is due (or, if earlier, the date upon which Maker pays in full the principal of this Note) shall also be due and payable on such date.

1(c) Limitation on Liability of Maker.

Notwithstanding any other provision of this Note to the contrary, Maker will have no obligation to make any payment under this Note at any time that Maker’s surplus as regards policyholders, as reflected on its statutory financial statements (its “Surplus”), is less than $100,000,000, or such higher amount as determined by the OCI pursuant to a prescribed accounting practice, (the “Surplus Amount”), or to the extent that such payment would result in Maker’s Surplus being less than the Surplus Amount, it being understood that any principal payment deferred as a result of the foregoing shall, unless otherwise agreed by Payee, be due and payable (together with accrued and unpaid interest thereon at the rate provided in clause 1(b) above, accrued through but excluding the date of payment) at such time as the payment thereof would not result in Maker’s Surplus being less than the Surplus Amount.

1(d) Prepayments; Application of Payments.

In addition to the prepayments required pursuant to Section1(a) hereof, Maker may at its option prepay the principal amount of this Note in whole or in part at any time without premium or penalty. Such optional prepayments shall be applied to such amounts as shall be directed by Maker.

2. SECURITY

2(a) Grant of Security Interest.

For value received and as collateral security for the Secured Indebtedness (as defined below), Maker hereby grants to Payee a security interest, lien and mortgage in and to, and agrees and acknowledges that Payee has, and shall continue to have, a security interest, lien and mortgage in and to, Maker’s right, title and interest in each of the following assets, wherever located, however arising or created and whether now owned or existing or hereafter arising, created or acquired (collectively, the “Collateral”):

(i) installment premiums received in respect of the Covered Policies;

(ii) reinsurance premiums received in respect of assumed reinsurance agreements with respect to which the liabilities of Maker have been allocated to the Payee;

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(iii) recoveries under third party reinsurance agreements in respect of the Covered Policies;

(iv) any recoveries arising from remediation efforts or reimbursement or collection rights with respect to policies allocated to the Segregated Account;

(v) all assets evidencing and rights relating to any of the foregoing, whether in the form of instruments, general intangibles, investment property or otherwise; and

(vi) all identifiable products and proceeds of any of the property described above in any form.

2(b) Indebtedness Secured.

The security interest granted herein is granted to secure the payment and performance of (collectively, the “Secured Indebtedness”):

(i) any and all indebtedness, obligations and liabilities of Maker to Payee arising in connection with, or evidenced by, this Note, together with all documents evidencing and/or securing such indebtedness, obligations and/or liabilities, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and together with all interest thereon, including all renewals, extensions and modifications of the foregoing or any part thereof;

(ii) any and all indebtedness, obligations and liabilities of Maker to Payee pursuant to the Reinsurance Agreement, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Reinsurance Agreement, including all renewals, extensions and modifications of the foregoing or any part thereof; and

(iii) all costs and expenses incurred by Payee to obtain, preserve, perfect and enforce the security interest granted hereby and all other liens and security interests securing payment of the Secured Indebtedness and to maintain, preserve and collect the Collateral, including, without limitation, taxes, assessments and reasonable attorneys’ fees and legal expenses.

2(c) Collection and Enforcement of Collateral; Power of Attorney.

Payee shall have the right, but not the obligation, in its sole and absolute discretion, to enforce and collect any Collateral (including, without limitation, by the commencement of legal claims or proceedings) if Maker shall not have commenced enforcement or collection efforts acceptable to Payee with respect to the applicable Collateral within ten (10) business days after the applicable obligor’s default under the applicable Collateral. In furtherance of the foregoing, Payee may in its sole and absolute discretion, at any time after such failure to act by Maker exercise such enforcement and collection rights of Maker in such Collateral, and Maker hereby irrevocably appoints Payee, with full power of substitution, its

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attorney-in-fact for such purposes with full irrevocable power and authority in the place and stead of Maker and in the name of Maker or in its own name, from time to time in Payee’s sole and absolute discretion, to pursue and exercise such rights in respect of such Collateral. Maker hereby confirms and ratifies all that Payee shall lawfully do or cause to be done by virtue of this Section. This power of attorney is a power coupled with an interest and shall be irrevocable. Payee shall not be liable for any act or omission on the part of Payee, its officers, agents or other representatives in connection with exercising the rights granted hereunder. Maker hereby acknowledges and agrees that Payee shall have no fiduciary duties to Maker and Maker hereby waives any claims to the rights of a beneficiary or a fiduciary relationship hereunder. The powers conferred on Payee hereunder are solely to protect the interests of Payee in Collateral and shall not impose any duty upon Payee to exercise any such powers. Notwithstanding the foregoing, any proceeds from Payee’s exercise of the enforcement and collection rights of Maker pursuant to this paragraph shall remain the property of Maker, shall be held in trust for the benefit of Maker, and shall be turned over to Maker promptly.

2(d) Collateral Documentation.

Maker agrees to execute and deliver such agreements, instruments and other documents, and take such actions, as are necessary and/or reasonably requested by Payee to protect, perfect and maintain the perfection of Payee’s security interest in the Collateral, and hereby authorizes Payee to file any Uniform Commercial Code financing statement or other document in furtherance thereof. Without in any way limiting the right, power or authority of Payee under the Uniform Commercial Code or other Applicable Law (as defined below), Maker hereby irrevocably authorizes Payee in its sole and absolute discretion, at any time and from time to time, to file without the review or approval of Maker any and all financing statements, modifications and continuations in respect of the Collateral and Maker and/or the transactions contemplated by this Note and/or any related agreement, instrument or other document to which Maker is or will be a party, by which it is or will be bound or to which any of its property is or will be subject (collectively, with this Note and the Reinsurance Agreement, the “Transaction Documents”) in such jurisdictions as Payee deems necessary or desirable.

2(e) Remedies.

In addition to the rights and remedies provided under this Note and/or any other Transaction Document, Payee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code with respect to the Collateral.

3. REPRESENTATIONS AND WARRANTIES

Maker hereby represents and warrants to Payee as follows:

3(a) Organization, Powers, etc.

Maker: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has the power and authority to carry on its business as now conducted; (iii) is duly qualified, licensed or registered to transact its business in every

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jurisdiction where such qualification, licensure or registration is necessary; and (iv) has the power and authority to execute and deliver this Note and each other Transaction Document and to perform all of its obligations hereunder and thereunder.

3(b) Authorization, Conflicts and Validity.

The execution and delivery by Maker of this Note and each of the other Transaction Documents and the performance by Maker of all of its obligations hereunder and thereunder: (i) have been duly authorized by all requisite entity action; (ii) will not in any material respect violate or be in conflict with any term or provision of (A) any applicable law, including, without limitation, any applicable: (1) federal, state, territorial, county, municipal or other governmental or quasi-governmental law, statute, ordinance, rule, regulation, requirement or restriction; or (2) judicial, administrative, regulatory or other governmental, quasi-governmental or regulatory order, injunction, writ, judgment, decree or ruling binding upon Maker; in each case (x) whether domestic or foreign or (y) whether at law, in equity, in rem or otherwise (collectively, “Applicable Law”) or (B) any of Maker’s organizational documents; and (iii) except as specifically contemplated by this Note or any other Transaction Document, will not result in the creation or imposition of any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or other security agreement or preferential arrangement of any kind or nature whatsoever (each, a “Lien”) upon any of its assets and properties other than: (a) Liens for taxes, assessments and governmental charges or levies which are not delinquent for more than ninety (90) days or remain payable without penalty; or (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’ and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than sixty (60) days; or (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations.

3(c) Consents, etc.

Except as already obtained and in effect, no consent, approval or authorization of, or registration, declaration or filing with, any governmental or regulatory authority or other person is required as a condition to or in connection with the due and valid execution, delivery and performance by Maker of this Note or any other Transaction Document or the legality, validity, binding effect or enforceability of any of their respective representations, warranties, covenants and other terms and provisions.

3(d) Legal and Enforceable Agreements.

This Note is, and each of the other Transaction Documents when executed and delivered will be, legal, valid and binding obligations of Maker, enforceable in accordance with their respective terms and provisions.

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3(e) Document Delivery; Absence of Defaults and Certain Agreements.

Except as disclosed in writing to Payee prior to the date hereof, no act or event has occurred and is continuing that violates, is in conflict with, results in a breach of or constitutes a default (with or without the giving of notice or the passage of time or both) under any term or provision of (A) this Note and/or any other Transaction Document, (B) any agreement, contract or instrument to which Maker is a party, by which Maker is bound or to which any substantial portion of Maker’s property is subject, in each case the loss of which would have a material adverse effect on Maker (each a “Material Agreement”), or (C) any of Maker’s organizational documents.

3(f) Compliance with Applicable Law.

Maker is in compliance in all material respects with and conforms in all material respects to all Applicable Law, the failure to comply with which would have a material adverse effect on Maker.

3(g) Assets and Collateral.

Maker is the holder and legal and beneficial owner of, and has good title to, the Collateral. Maker has full power and authority and the unconditional right to grant to Payee the security interests respecting the Collateral contemplated by this Note and/or the other Transaction Documents. Payee has received legal, valid, binding, enforceable and perfected security interests in and to the Collateral pursuant to this Note and the other Transaction Documents. No part of the Collateral is subject to any Lien or any adverse claim of any kind whatsoever, except those in favor of Payee.

4. AFFIRMATIVE COVENANTS

Maker hereby covenants and agrees with Payee as follows at all times until the indefeasible payment in full of all of the Secured Indebtedness:

4(a) Required Notices.

Maker will give, or cause to be given, prompt written notice to Payee of:

(i) any change in the name or the jurisdiction of organization of Maker;

(ii) receipt of actual knowledge of the institution or threat of, or any adverse determination in, any action, suit, investigation or proceeding at law, in equity, in arbitration or by or before any other authority involving or affecting Maker which Maker reasonably believes, if adversely determined, is reasonably likely to have a material and adverse effect upon Maker’s ability to (A) make payment as and when due of all or any material part of its obligations hereunder, (B) perform in any material respect its obligations under any Material Agreement and/or (C) perform in any material respect any of the transactions contemplated by this Note and/or any of the other Transaction Documents (a “Material Adverse Effect”);

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(iii) receipt of actual knowledge of the occurrence of any act or event that violates, is in conflict with, results in a breach in any material respect of, or constitutes a material default (with or without the giving of notice or the passage of time or both) under, any of Maker’s organizational documents or any Material Agreement;

(iv) receipt of actual knowledge of any attachment, confiscation, detention, levy, requisition, seizure or other taking of any material part of the Collateral, whether through process of law or otherwise, or the filing or other imposition of any Lien against any part of the Collateral (other than any Lien of Payee); or

(v) receipt of actual knowledge of the occurrence of any act or event that Maker reasonably believes has had or is reasonably likely to have a Material Adverse Effect.

4(b) Accounts and Reports.

Maker shall provide to Payee the following:

(i) promptly following execution, copies of all loan, security and other instruments, agreements and documents respecting indebtedness for borrowed money of Maker in excess of $5,000,000, including commitments, lines of credit and other credit availabilities, and of all guarantees by Maker respecting any indebtedness or other obligation of any other person in excess of $5,000,000, except those to which Payee also is a party;

(ii) as soon as available, notice of any acceleration and/or foreclosure of any part of its assets and properties as a result of any default under indebtedness for borrowed money of Maker or any of its subsidiaries in excess of $5,000,000;

(iii) as soon as available, and in any event not more than ten (10) business days after actual receipt, a copy of any summons or complaint, or any other notice of any action, suit, investigation or proceeding, involving or affecting Maker or any of its subsidiaries where the damages sought exceed, or if unspecified are reasonably likely to exceed, $5,000,000; and

(iv) as soon as available, and in any event not less than five (5) business days prior to adoption, copies of each proposed modification, waiver, amendment or termination of any of the terms and provisions of any of the organizational documents of Maker;

together with such supplements to the aforementioned documents and additional accounts, reports, certificates, statements, documents and information as Payee from time to time may reasonably request, each in such form and substance as may be reasonably acceptable to Payee.

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4(c) Access to Premises, Records and Collateral.

At all reasonable times and upon reasonable notice and as often as Payee reasonably may request, Maker shall permit representatives designated by Payee to (i) have complete and unrestricted access to the premises of Maker, the books and records of Maker and the Collateral, (ii) make copies of, or excerpts from, those books and records and (iii) discuss the Collateral or the accounts, assets, business, operations, properties or condition, financial or otherwise, of Maker with its officers, directors, employees, accountants, attorneys and agents. Payee shall treat as “confidential information” any information or documents provided by Maker to, or obtained by, Payee, pursuant to this paragraph. Payee agrees not to disclose or allow disclosure of confidential information to any person provided that Payee may make such disclosure (i) to its officers, employees, staff members, auditors, attorneys and other professional advisors (collectively, “Representatives”), in each case only to the extent such persons need to know the information so disclosed, and provided that such party shall have informed each such Representative of the confidential nature of such information; (ii) to the extent required by applicable law, rule or regulation; (iii) in connection with any action to enforce this Note or any provision of this Note or in connection with any proceeding, including steps leading to a potential proceeding, that might involve this Note or any provision of this Note, and (iv) to the extent such information shall be in the public domain without breach by any party of its obligation hereunder.

4(d) Existence, Powers, etc.

(i) Maker shall do, or cause to be done, all things that may be necessary (A) to maintain its due organization, valid existence and good standing under the laws of its jurisdiction of incorporation, and (B) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do would have a Material Adverse Effect.

(ii) Maker shall not cause, suffer to exist or permit any supplement, modification or amendment to, or any waiver of any term or provision of, any of its organizational documents which would have a Material Adverse Effect.

(iii) Maker shall not, and shall not cause, without Payee’s prior written consent, any action (with respect to itself or otherwise), or offer, commit or enter into any agreement or arrangement, that would in any material respect restrict, limit, make subject to third-party approval or otherwise impair its right, power or authority (A) to carry on its business in all material respects as now conducted or (B) to execute or deliver this Note or any other Transaction Document or any supplement, modification or amendment thereto or restatement or replacement thereof from time to time or (C) to perform any of its obligations hereunder or thereunder.

4(e) Compliance with Applicable Law.

Maker shall comply with any and all Applicable Law now or hereafter in effect in all material respects to the extent the failure to so comply shall have a Material Adverse Effect.

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4(f) Preservation and Defense of Collateral, etc.

Maker shall maintain, enforce, preserve and defend on a timely basis all of the right, title and interest of Maker and Payee in and to the Collateral.

5. NEGATIVE COVENANTS

Maker hereby covenants and agrees with Payee as follows at all times until the indefeasible payment in full of all of the Secured Indebtedness:

5(a) Investments.

Maker shall not, directly or indirectly through one or more subsidiaries, make any investments that do not comply with Maker’s investment guidelines and policies in effect from time to time (the “Investments Policy”), and shall not amend, restate, revise, supplement or otherwise modify the Investments Policy in any manner that would have a Material Adverse Effect without Payee’s prior written consent, such consent not to be unreasonably withheld or delayed.

5(b) Distributions to Shareholders.

Maker shall not directly or indirectly, without Rehabilitator and OCI approval:

(i) declare or make any dividend, payment or other distribution of cash, assets or property with respect to any equity securities issued by Maker, whether now or hereafter outstanding;

(ii) redeem, purchase or otherwise acquire any securities issued by Maker or any option or other right to acquire any such securities;

(iii) covenant or otherwise arrange with any person (other than Payee) to directly or indirectly limit or otherwise restrict any dividend, advance or other payment or distribution (whether of cash or otherwise) to or for the benefit of Maker; or

(iv) offer, commit or agree to do any of the foregoing.

5(c) Transaction Limitations.

Maker shall not, without Payee’s prior written consent (such consent not to be unreasonably withheld or delayed), directly or indirectly, enter into any transaction with, or use any asset or property of, any third party (including any affiliate, but excluding Payee), other than pursuant to the reasonable requirements of the business of Maker and which Maker reasonably believes are fair and reasonable terms and provisions. For the avoidance of doubt, “transaction” as used in this Section shall include, without limitation:

(i) the creation, incurrence, assumption, increase, renewal or extension of any indebtedness for borrowed money, however evidenced;

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(ii) the creation, incurrence or assumption of any Lien of any nature in, to or against any asset or property;

(iii) the sale, transfer, exchange, abandonment or other disposition of any asset or property;

(iv) the purchase or acquisition of any equity interest, including any membership interest in a limit liability company or partnership interest in a private company;

(v) any issuance, sale, transfer, pledge or other disposition or encumbrance of any capital stock, partnership or membership interests or other equity interests issued by Maker or any of its subsidiaries, or the issuance of any option, warrant or other right to acquire any such securities;

(vi) any capital reorganization or reclassification of the capital stock, partnership or membership interests or other equity interests issued by Maker or any of its subsidiaries;

(vii) any transaction in which the capital stock, partnership or membership interests or other equity interests issued by Maker or any of its subsidiaries prior to the transaction would be changed into or exchanged for different securities, whether of that or any other person, or for any other assets or properties;

(viii) any sale, lease, assignment, conveyance, spin-off or other transfer or disposition of all or any material part of the business or assets and properties of Maker or any of its subsidiaries;

(ix) any merger, consolidation, dissolution, liquidation or winding up of Maker or any of its subsidiaries;

(x) the acquisition or establishment of any new subsidiary or joint venture by Maker or any of its subsidiaries; and

(xi) the acquisition by Maker or any of its subsidiaries of all or substantially all of the assets and properties of any other person or any discrete division or other business unit thereof.

6. REMEDIES

The occurrence and continuation of any of the following shall constitute an “Event of Default” under this Note:

(a) Maker shall fail to pay any principal of this Note when the same shall be due and payable or, within five (5) business days after when due and payable, any other amount due and payable hereunder or under any other Transaction Document;

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(b) Any representation or warranty made by Maker herein or in any other Transaction Document or which is contained in any certificate furnished by Maker at any time under or in connection with this Note shall prove to have been incorrect in any material respect when made or deemed made; or

(c) Maker shall fail to perform or observe any term, covenant or agreement contained in Section 5 of this Note on its part to be performed or observed; or Maker shall fail to perform or observe any other term, covenant or agreement contained in this Note or the Reinsurance Agreement on its part to be performed or observed if such failure shall remain unremedied for forty-five days after written notice thereof shall have been received by Maker and, in each case, such failure to perform or observe as contemplated in this subparagraph (c) shall have a Material Adverse Effect.

At any time after an Event of Default shall have occurred and be continuing, Payee shall be entitled to: (i) declare all principal, interest and other amounts outstanding hereunder to be immediately due and payable, and (ii) exercise or enforce any one or more of Payee’s rights, powers, privileges, remedies and interests under this Note and/or the other Transaction Documents and Applicable Law (including, without limitation, with respect to the Collateral).

Notwithstanding anything herein to the contrary, no action taken or proposed to be taken under, in connection with or pursuant to the Plan of Operation or Plan of Rehabilitation shall be deemed to be an Event of Default.

7. WAIVERS

Except as herein provided, Maker (a) forever waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note; and (b) agrees that time is of the essence with respect to the payment of the obligations hereunder, provided that the time of payment of the obligations hereunder or any part thereof may be extended from time to time without modifying or releasing the liability of Maker, the right of recourse against Maker being hereby reserved by Payee. It is expressly agreed by Maker that no extensions of time for the payment of this Note, nor the failure on the part of Payee to exercise any of its rights hereunder, shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part.

8. NO WAIVER OF IMMUNITY

Nothing in this Note may be construed as waiving immunity, or as subjecting the Rehabilitator or OCI, or the Rehabilitator’s or OCI’s employees or agents, to liability, including contractual liability, for matters that are otherwise subject to immunity from liability, including immunity under Wis. Stat. § 645.08(2).

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9. GOVERNING LAW; SEVERABILITY

Maker agrees that this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the internal laws of the State of Wisconsin (without giving effect to conflict of law principles that provide for the application of the laws of another jurisdiction). If any provision of this Note shall be illegal or unenforceable, such provision shall be deemed canceled to the same extent as though it had never appeared herein, but the remaining provisions shall not be affected thereby.

10. NOTICES

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or e-mail), and shall be deemed to have been duly given or made when received, addressed as follows (or to such other address, facsimile number or e-mail address) as the applicable party may specify to the other in accordance with this Section from time to time):

With respect to Maker:

Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

Attention: General Counsel

With respect to Payee:

Rehabilitator of the Segregated Account of Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

with copies to:

Commissioner of Insurance

Wisconsin Office of the Commissioner of Insurance

125 South Webster Street

Madison, Wisconsin 53703

Foley & Lardner LLP

777 E. Wisconsin Ave

Milwaukee, Wisconsin 53202

Attn: Kevin G. Fitzgerald

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11. SUCCESSORS AND ASSIGNS

Neither Maker nor Payee shall assign any of its rights or obligations under this Note, and any such assignment (without the other party’s prior written consent) shall be null and void. No party shall be a third party beneficiary of this Note.

12. WAIVER OF JURY TRIAL

MAKER AND PAYEE HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT, THE OBLIGATIONS HEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS HEREUNDER OR ANY TRANSACTION ARISING HEREFROM OR CONNECTED HERETO. EACH OF MAKER AND PAYEE REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

13. LIMITATION OF LIABILITY

Maker hereby waives any right it may now or hereafter have to claim or recover from Payee any consequential, exemplary or punitive damages.

14. EXPENSES; INDEMNITY

Maker shall pay or reimburse Payee for (i) all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) paid or incurred by Payee in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Note, each other Transaction Document and any other document required hereunder or thereunder, including, without limitation, any amendment, supplement, modification or waiver of or to any of the foregoing and (ii) all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) paid or incurred by Payee before and after judgment in enforcing, protecting or preserving its rights under this Note, each other Transaction Document and any other document required hereunder or thereunder, including, without limitation, the enforcement of rights against, or realization on, any collateral or security therefor or in defending against any claim made against Payee by Maker or any third party as a result of or in any way relating to any matter referred to above in this Section. The foregoing agreements and indemnities shall remain operative and in full force and effect regardless of termination of this Note and/or any other Transaction Document, the consummation of or failure to consummate either the transactions contemplated by this Note and/or any other Transaction Document or any amendment, supplement, modification or waiver, the repayment of any loan made hereunder, the invalidity or unenforceability of any term or provision of this Note or any other Transaction Document or any other document required hereunder or thereunder, any investigation made by or on behalf of Payee or the content or accuracy of any representation or warranty made under this Note, any other Transaction Document or any other document required hereunder or thereunder.

Ambac Assurance Corporation

Secured Note Payable to Segregated Account

15. CONSENT TO JURISDICTION

Maker hereby consents to the jurisdiction of the state court in Wisconsin before which the rehabilitation proceedings with respect to the Payee are pending, and waives any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Note, the Transaction Documents, or any other document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing.

16. FURTHER ASSURANCES

Maker agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as Payee from time to time may reasonably request in connection with the administration, maintenance, enforcement or adjudication of this Note and the other Transaction Documents, including, without limitation, in order to (a) evidence, confirm, perfect or protect any security interest or other Lien granted or required to have been granted under this Note and the other Transaction Documents, (b) give Payee or its designee confirmation and assurance of Payee’s rights, powers, privileges, remedies and interests under this Note and the other Transaction Documents or (c) otherwise effectuate the purpose and the terms and provisions of this Note and the other Transaction Documents, each in such form and substance as may be reasonably acceptable to Payee.

17. ENTIRE AGREEMENT

This Note and the other documents referred to herein contain the entire agreement between Maker and Payee with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon Payee unless clearly expressed in this Note or in the other documents referred to herein.

18. MODIFICATION, AMENDMENT, ETC.

Each and every supplement or amendment to or modification or restatement of this Note or any other Transaction Document shall be in writing and signed by all of the parties hereto or the respective parties thereto, as the case may be, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Note or any other Transaction Document shall be in writing and signed by each of the parties hereto or thereto, respectively.

19. SETOFF

In addition to any rights and remedies of Payee provided hereunder and/or by Applicable Law, Payee shall have the right, without prior notice to Maker, any such notice being expressly waived by Maker to the extent permitted by Applicable Law, upon any amount becoming due and payable by Maker hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits and any other credits, indebtedness or claims, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Payee to or for the credit or the account of Maker.

[Signature Page Follows]

Ambac Assurance Corporation

Secured Note Payable to Segregated Account

IN WITNESS WHEREOF, the undersigned have signed below as of the date first set forth above.

AMBAC ASSURANCE CORPORATION (“Maker”)

By:	/s/ Kevin J. Doyle
Name: Kevin J. Doyle
Title: Senior Vice President

SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION (“Payee”)

By:	/s/ Kevin J. Doyle
Name: Kevin J. Doyle
Title: Senior Vice President

Ambac Assurance Corporation

Secured Note Payable to Segregated Account